Exhibit 1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 13D

(Rule 13d-101)

INFORMATION TO BE INCLUDED IN STATEMENTS FILED PURSUANT

TO § 240.13d-1(a) AND AMENDMENTS THERETO FILED PURSUANT TO

§ 240.13d-2(a)

(Amendment No. 2)1

My Size, Inc.

(Name of Issuer)

Common Stock, $0.001 par value

(Title of Class of Securities)

62844N208

(CUSIP Number)

David E. Lazar

c/o ACTIVIST INVESTING llc

1185 Avenue of the Americas, Third Floor

New York, New York 10036

(646) 768-8417

SPENCER FELDMAN, ESQ.

Kenneth A. Schlesinger, ESQ.

OLSHAN FROME WOLOSKY LLP

1325 Avenue of the Americas

New York, New York 10019

(212) 451-2300

(Name, Address and Telephone Number of Person

Authorized to Receive Notices and Communications)

September 22, 2021

(Date of Event Which Requires Filing of This Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this Schedule because of §§ 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box ☐.

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See § 240.13d-7 for other parties to whom copies are to be sent.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

1 The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

1	NAME OF REPORTING PERSONS David E. Lazar
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO, PF
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION USA, ISRAEL
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 290,200
	8	SHARED VOTING POWER 1,211,853
	9	SOLE DISPOSITIVE POWER 290,200
	10	SHARED DISPOSITIVE POWER 1,211,853
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 1,502,053
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 9.99%
14	TYPE OF REPORTING PERSON IN

1	NAME OF REPORTING PERSONS Custodian Ventures LLC
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS WC
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Wyoming
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 790,300
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 790,300
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 790,300
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 5.3%
14	TYPE OF REPORTING PERSON OO

1	NAME OF REPORTING PERSONS Activist Investing LLC
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS WC
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION New York
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER 421,553
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER 421,553
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 421,553
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 2.8%
14	TYPE OF REPORTING PERSON OO

1	NAME OF REPORTING PERSONS DAVID ABOUDI
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION USA, ISRAEL
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER - 0 -
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER - 0 -
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON - 0 -
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 0%
14	TYPE OF REPORTING PERSON IN

1	NAME OF REPORTING PERSONS PATRICK LONEY
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION USA
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER - 0 -
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER - 0 -
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON - 0 -
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 0%
14	TYPE OF REPORTING PERSON IN

1	NAME OF REPORTING PERSONS DAVID NATAN
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) ☐ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION USA
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER - 0 -
	8	SHARED VOTING POWER - 0 -
	9	SOLE DISPOSITIVE POWER - 0 -
	10	SHARED DISPOSITIVE POWER - 0 -
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON - 0 -
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 0%
14	TYPE OF REPORTING PERSON IN

The following constitutes Amendment No. 2 to the Schedule 13D filed by the undersigned (“Amendment No. 2”). This Amendment No. 2 amends the Schedule 13D as specifically set forth herein.

Item 4.	Purpose of Transaction.

Item 4 is hereby amended to add the following:

On September 22, 2021, Custodian Ventures LLC (“Custodian”) filed a complaint (the “Verified Complaint”) pursuant to Section 211 of the Delaware General Corporation Law (“Delaware Law”) requesting the Court of Chancery of the State of Delaware (the “Court of Chancery”) to compel the Issuer to promptly hold its 2021 annual meeting of stockholders (the “Annual Meeting”) for the election of directors. The Verified Complaint indicates that the Issuer has not held such an annual meeting of the stockholders since August 10, 2020, or for more than thirteen (13) months. The Issuer has held its annual meeting in August for the past two years. Under Delaware Law, “[i]f there be a failure to hold the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.” The full text of the Verified Complaint is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Material to be Filed as Exhibits.

Item 7 is hereby amended to add the following exhibit:

99.1	Verified Complaint, dated September 22, 2021.

SIGNATURES

After reasonable inquiry and to the best of their knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: September 23, 2021

ACTIVIST INVESTING LLC

By:	/s/ David E. Lazar
	Name:	David E. Lazar
	Title:	Chief Executive Officer

CUSTODIAN VENTURES LLC

By:	/s/ David E. Lazar
	Name:	David E. Lazar
	Title:	Chief Executive Officer

/s/ DAVID E. LAZAR
DAVID E. LAZAR Individually and as attorney-in-fact for David Aboudi, Patrick Loney and David Natan

Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

CUSTODIAN VENTURES LLC, Plaintiff, v. MYSIZE, INC., a Delaware corporation, Defendant.	) ) ) ) ) ) ) ) ) )	C.A. No. 2021- 0817 -LWW

VERIFIED COMPLAINT PURSUANT TO 8 DEL. C. § 211

Plaintiff Custodian Ventures LLC (“Custodian” or “Plaintiff”), by and through its undersigned counsel, brings this Verified Complaint against MySize, Inc. (“MySize” or the “Company”).

NATURE OF THE ACTION

1. Custodian brings this action pursuant to 8 Del. C. § 211 to enforce its statutory right, as a stockholder of the Company, to compel the Company to hold an annual meeting of stockholders for the purpose of electing directors.

2. The Company has failed to hold an annual meeting for more than thirteen months. This delay appears to have been prompted by Custodian’s delivery of a letter to the Company on May 12, 2021 (the “Nomination Notice”) nominating a slate of four director candidates for election to the four seats on the Company’s board at the next annual meeting.

3. The Court should not permit the Company to stall corporate democracy any longer.

4. The Court should enter an order compelling the Company to hold an annual meeting for the election of its directors at the earliest possible date. The Court should also set a record date and declare that the shares of stock represented at the meeting and entitled to vote will constitute a quorum for the purposes of the annual meeting.

PARTIES

5. Custodian is a Wyoming LLC and a record holder of 200 shares of the Company’s common stock and beneficial owner of an additional 790,300 shares held in street name. A copy of Custodian’s record of direct registration is annexed as Exhibit A. In the aggregate, Custodian and its affiliates beneficially own 1,502,053 shares of the Company’s common stock, which is approximately 9.99% of the Company’s issued and outstanding equity.

6. MySize is a corporation organized under the laws of the State of Delaware, with its principal place of business in Israel. The Company is traded on the NASDAQ and the Tel Aviv Stock Exchange under the ticker symbol MYSZ.

FACTUAL BACKGROUND

7. The Company held its last annual meeting for the election of directors on August 10 2020, more than thirteen months prior to the filing of this Complaint.

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8. The Company’s board of directors (the “Board”) is not staggered. Accordingly, the terms of all directors currently serving on the Board have expired.

9. On May 12, 2021, Custodian delivered the Nomination Notice to the Company, nominating four director candidates for election to the four seats on the Company’s board at the next annual meeting. On May 14, 2021, Custodian and its affiliates filed a Schedule 13D with the Securities and Exchange Commission disclosing their ownership of the Company’s common stock and the Nomination Notice.

10. As of the filing of this Complaint, the Company has failed to designate a date for an annual meeting of the stockholders to occur this year.

COUNT I - SETTING DATE FOR ANNUAL MEETING OF

STOCKHOLDERS PURSUANT TO 8 DEL. C. § 211(c)

11. Plaintiff repeats and realleges the allegations of the foregoing paragraphs as if fully set forth herein.

12. The Company has not held an annual meeting of stockholders for the election of directors since August 10, 2020, more than thirteen months before the filing of this Complaint.

13. No action has been taken by written consent in lieu of an annual meeting within the last thirteen months to elect directors in accordance with 8 Del. C. § 21l(b).

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14. As of the date of the filing of this Complaint, the Company has not designated any date for the holding of an annual meeting of stockholders.

15. Pursuant to 8 Del. C. § 211(c), Plaintiff is entitled to an order of this Court summarily directing the Company to hold promptly an annual meeting for the election of directors, setting a record date, and stating that the shares of stock represented at such meeting, whether in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting.

16. Plaintiff has no adequate remedy at law.

WHEREFORE, Plaintiff respectfully prays that the Court:

A. Enter an Order summarily ordering the Company to hold an annual meeting for the election of directors and stating that the shares of stock represented at such meeting, whether in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting;

B. Enter an Order designating a time and place for the annual meeting, setting a prompt record date for the determination of the stockholders entitled to vote at the annual meeting, and approving the form of notice for the annual meeting;

C. Award Plaintiff its fees and costs in pursuing this action, including its reasonable attorneys’ fees; and

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D. Grant Plaintiff such other and further relief as the Court deems just and proper.

/s/ Daniel J. McBride
OF COUNSEL:	A. Thompson Bayliss (#4379)
Daniel J. McBride (#6305)
Adrienne M. Ward	ABRAMS & BAYLISS LLP
OLSHAN FROME WOLOSKY LLP	20 Montchanin Road, Suite 200
1325 Avenue of the Americas	Wilmington, Delaware 19807
New York, New York 10019	(302) 778-1000
(212) 451-2300
Attorneys for Plaintiff Custodian
Dated: September 22, 2021	Ventures LLC

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